UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
ON
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                      July 1, 2005
COLLEGIATE PACIFIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17293 (Commission File Number)	22-2795073 (I.R.S. Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of Principal Executive Offices)	75234 (Zip Code)
(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On July 8, 2005, Collegiate Pacific Inc. (“Collegiate Pacific” or the “Company”) filed its initial Current Report on Form 8-K (the “Form 8-K”) reporting its acquisition of 4,746,023 shares of common stock of Sport Supply Group, Inc. (“SSG”) from Emerson Radio Corp. and Emerson Radio (Hong Kong) Limited pursuant to a Stock Purchase Agreement, dated July 1, 2005. This Amendment No. 1 to the Form 8-K includes the financial statements of SSG and the pro forma financial information required by Item 9.01 of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     The Report of Independent Certified Public Accountants and the audited balance sheet of SSG for the fiscal year ended March 31, 2005 and the related statements of income, stockholders’ equity and cash flows for the fiscal year ended March 31, 2005, and the notes thereto, are set forth on pages 2 -17 of this Amendment No. 1 to the Form 8-K. Also included are the unaudited balance sheet of SSG as of June 30, 2005, and the related unaudited statements of income, stockholders’ equity and cash flows for the three months ended June 30, 2005 and June 30, 2004.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
To the Board of Directors of Sport Supply Group, Inc.:
     We have audited the accompanying consolidated balance sheet of Sport Supply Group, Inc. and its subsidiaries as of March 31, 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for the fiscal year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sport Supply Group, Inc. and its subsidiaries as of March 31, 2005, and the results of their operations and their cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.
BDO SEIDMAN, LLP
Dallas, Texas
May 12, 2005

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2005	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$863,887	$1,136,873
Accounts receivable:
Trade, net of allowance for doubtful accounts of $303,000 and $363,000, respectively	10,728,854	13,715,753
Other	98,040	76,413
Inventories, net	16,299,531	15,361,035
Other current assets	349,568	447,157
Deferred tax assets	1,257,052	1,257,052

Total current assets	29,596,932	31,994,283
DEFERRED CATALOG EXPENSES, NET	879,255	1,597,461
PROPERTY, PLANT AND EQUIPMENT:
Land	8,663	8,663
Buildings	1,605,102	1,605,102
Computer equipment & software	11,028,905	11,005,833
Machinery and equipment	6,513,532	6,470,231
Furniture and fixtures	1,310,846	1,310,846
Leasehold improvements	2,452,626	2,442,362

	22,919,674	22,843,037
Less: accumulated depreciation and amortization	(17,401,300)	(17,073,592)

Property, plant and equipment, net	5,518,374	5,769,445
DEFERRED TAX ASSETS	2,129,809	2,129,809
TRADEMARKS
Net of accumulated amortization of $1,248,000 and $1,222,000, respectively	2,693,845	2,714,753
OTHER ASSETS
Net of accumulated amortization of $783,000 and $766,000, respectively	311,060	351,368

Total assets	$41,129,275	$44,557,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,345,241	$8,937,953
Accrued liabilities	1,545,334	2,127,930
Customer deposits	1,308,122	2,039,233
Notes payable and capital lease obligations, current portion	25,202	25,202

Total current liabilities	9,223,899	13,130,318
NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS, net of current portion	2,866,901	3,009,818
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01, 100,000 shares authorized; no shares outstanding	—	—
Common stock, par value $0.01, 20,000,000 shares authorized; 9,362,364 shares issued and 8,917,211 shares outstanding, respectively	93,624	93,624
Additional paid-in capital	48,101,331	48,101,331
Accumulated deficit	(15,355,198)	(15,976,690)
Treasury stock, at cost, 445,153 shares	(3,801,282)	(3,801,282)

Total stockholders’ equity	29,038,475	28,416,983

Total liabilities and stockholders’ equity	$41,129,275	$44,557,119

The accompanying notes are an integral part of these consolidated financial statements.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

			Twelve Months
	Three Months Ended June 30,		Ended March 31,
	2005	2004	2005
	(unaudited)	(unaudited)
Net sales	$23,225,901	$25,104,352	$89,987,787
Cost of sales	16,573,741	17,624,662	64,026,953

Gross profit	6,652,160	7,479,690	25,960,834

Selling, general and administrative expense	5,639,009	5,706,234	22,014,991
Depreciation and amortization	344,200	418,324	1,721,337

Operating profit	668,951	1,355,132	2,224,506

Interest expense	(51,464)	(60,020)	(209,823)
Other income (expense), net	4,005	1,312	(5,523)

Income from continuing operations	621,492	1,296,424	2,009,160

Income from discontinued operations, net of taxes	—	—	50,018

Net income	$621,492	$1,296,424	$2,059,178

Basic earnings per share:
Continuing operations	$0.070	$0.145	$0.225
Discontinued operations	—	—	0.006

Basic earnings per share	$0.070	$0.145	$0.231

Diluted earnings per share:
Continuing operations	$0.068	$0.145	$0.222
Discontinued operations	—	—	0.005

Diluted earnings per share	$0.068	$0.145	$0.227

Weighted average common shares outstanding:
Basic	8,917,211	8,917,211	8,917,211
Diluted	9,197,785	8,917,509	9,054,822
The accompanying notes are an integral part of these consolidated financial statements.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

			Additional
	Common Stock		Paid-In	Accumulated	Treasury Stock
	Shares	Amount	Capital	Deficit	Shares	Amount	Total
Balance, March 26, 2004	9,362,364	$93,624	$48,101,331	$(18,035,868)	445,153	$(3,801,282)	$26,357,805

Net income	—	—	—	2,059,178	—	—	2,059,178

Balance, March 31, 2005	9,362,364	93,624	48,101,331	(15,976,690)	445,153	(3,801,282)	28,416,983

Net income (unaudited)	—	—	—	621,492	—	—	621,492

Balance, June 30, 2005 (unaudited)	9,362,364	$93,624	$48,101,331	$(15,355,198)	445,153	$(3,801,282)	$29,038,475

The accompanying notes are an integral part of these consolidated financial statements.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Twelve Months Ended
	Three Months Ended June 30,		March 31,
	2005	2004	2005
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations	$621,492	$1,296,424	$2,009,160
Adjustments to reconcile net income from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	371,699	442,689	1,721,337
Provision for doubtful accounts receivable	95,950	104,568	287,502
Changes in assets and liabilities (net of discontinued operations):
Accounts receivable	2,869,321	1,715,625	(939,721)
Inventories	(938,496)	1,221,618	1,591,552
Deferred catalog expenses and other current assets	815,795	705,900	55,090
Accounts payable	(2,592,711)	(2,759,714)	1,365,757
Customer deposits	(731,111)	48,161	(924,332)
Accrued liabilities	(582,596)	(592,763)	(431,259)
Other assets	17,538	11,959	(19,897)

Operating cash flow (used in) provided by continuing operations	(53,119)	2,194,467	4,715,189
Operating cash flow (used in) provided by discontinued operations	—	30,425	(143,298)

Net cash (used in) provided by operating activities	(53,119)	2,224,892	4,571,891

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant & equipment	(76,950)	(123,966)	(580,150)

Net cash used in investing activities	(76,950)	(123,966)	(580,150)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of notes payable	25,699,290	24,950,277	87,145,815
Payments of notes payable and capital lease obligations	(25,842,207)	(27,770,155)	(91,156,894)

Net cash used in financing activities	(142,917)	(2,819,878)	(4,011,079)

Net decrease in cash and equivalents	(272,986)	(718,952)	(19,338)

Cash and equivalents, beginning of period	1,136,873	1,156,211	1,156,211

Cash and equivalents, end of period	$863,887	$437,259	$1,136,873

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$50,897	$89,551	$237,841

Cash paid during the period for income taxes	$14,946	$3,358	$199,576

The accompanying notes are an integral part of these consolidated financial statements.

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
1. Background
     Sport Supply Group, Inc. (“SSG”) was incorporated in 1982. Effective March 2001, Sport Supply Group, Inc. became a majority-owned subsidiary of Emerson Radio Corp (Emerson), a public company (AMEX:MSN). Given the extent of ownership by Emerson (53.2%), the accompanying financial statements do not include the push down of any purchase accounting adjustments resulting from Emerson’s acquisition of SSG. SSG’s operations are all within one financial reporting segment: direct marketing of sports related equipment and leisure products to institutional customers in the United States. SSG is a direct marketer of sports related equipment, physical education products and recreational products to institutional customers in the United States. SSG sources many of the products it sells and also manufactures some of the products it sells. Manufactured products include, but are not limited to: 1) Football, baseball and track and field equipment; 2) Tennis, volleyball, and other sports nets; 3) Steel and aluminum construction items, such as football, basketball, soccer and field hockey goals and field bleachers; and 4) Track and field, gymnastics and physical education mats.
2. Summary of Significant Accounting Policies
     Principles of Consolidation and Basis of Presentation. The consolidated financial statements include the accounts of SSG and its wholly owned subsidiary, Sport Supply Group Asia Limited, a Hong Kong corporation (“SSGA”). All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements also include estimates and assumptions made by management that affect the reported amounts of assets and liabilities, the reported amounts of revenues and expenses, and provisions for and the disclosure of contingent assets and liabilities. Actual results could materially differ from those estimates.
     From July 2003 through October 2003 SSG’s team dealers located in Little Rock, Arkansas, Enid, Oklahoma and Wichita, Kansas were discontinued. In November 2003, SSG sold all of the issued and outstanding capital stock of its wholly owned subsidiary, Athletic Training Equipment Company, Inc. (“ATEC”). The accompanying financial statements reflect these components of SSG as discontinued operations. (See Note 9 – Discontinued Operations.)
     Interim Financial Information. In the opinion of management, the accompanying unaudited consolidated financial statements contain all of the adjustments necessary for a fair presentation of the financial position of SSG as of June 30, 2005, and the results of operations and cash flows for the interim periods ended June 30, 2005 and 2004 in accordance with accounting principles generally accepted in the United States of America. All such adjustments are of a normal recurring nature. Results of operations and cash flows for the unaudited interim period are not necessarily indicative of the results that may be expected for the entire fiscal year.
     Change in Fiscal Year. In April 2004, SSG changed its financial reporting year-end from a 52/53-week fiscal period to a 12-month calendar period ending March 31 of each year. Accordingly, the year ended March 31, 2005 has three more business days than the year ended March 26, 2004.
     Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses. Actual

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
results may differ from such estimates. SSG reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.
     Cash Equivalents. Short-term investments with original maturities of three months or less at the time of the purchases are considered to be cash equivalents.
     Accounts Receivable and Concentration of Credit Risk. Financial instruments that potentially subject SSG to concentration of credit risk are accounts receivable. Accounts receivable represent sales of sporting goods and leisure products to all levels of public and private schools, colleges, universities, and military academies, municipal and governmental agencies, military facilities, churches, clubs, camps, hospitals, youth sport leagues, nonprofit organizations, team dealers, and certain retailers. There were no individual customers that accounted for more than 10% of outstanding accounts receivable as of March 31, 2005. SSG does not generally charge interest on past due amounts. SSG extends credit based upon evaluations of a customer’s financial condition and provides for any anticipated credit losses in its financial statements based upon management’s estimates and ongoing reviews of recorded allowances. These estimates are based on the consideration of historical losses and current economic conditions. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The allowance for doubtful accounts was approximately $363,000 as of March 31, 2005.
     Based on the information available to it, SSG believes its allowance for doubtful accounts is adequate, however actual write-offs might exceed the recorded allowance.
     Inventories. Inventories are stated at the lower of cost or market. Cost is determined using the weighted-average cost. Inventories consist of the following:

	June 30, 2005	March 31, 2005
	(unaudited)
Raw materials	$1,422,302	$1,370,457
Work-in-process	69,207	33,094
Finished and purchased goods	16,489,622	15,628,891

Inventory, gross	17,981,131	17,032,442
Less inventory allowance for obsolete or slow moving items	(1,681,600)	(1,671,407)

Inventory, net	$16,299,531	$15,361,035

     The inventory allowance for obsolete or slow moving items is determined based upon SSG’s periodic assessment of the net realizable value of its inventory.
     Advertising and Deferred Catalog Expenses. SSG expenses advertising costs as incurred, except for production costs related to direct-response catalog activities, which are capitalized. Direct response catalogs are product and order reference books for SSG’s customers. Production and distribution costs, primarily printing and postage, associated with catalogs are initially capitalized and then amortized over twelve months which approximates customer usage of the catalogs produced. SSG’s catalog amortization for the fiscal year ended March 31, 2005 was approximately $2,864,000.

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
     Internet Expenses. SSG expenses the operating and development costs of its Internet websites as incurred. Hardware and related software modules that interface with its SAP AS/400 system are capitalized and subsequently amortized over the remaining estimated useful life of the assets.
     Property, Plant, and Equipment. Property, plant and equipment are stated at cost and depreciated over the estimated useful lives of the related assets using the straight-line method. Leasehold improvements and property and equipment leased under capital lease obligations are amortized over the initial term of the related leases or their estimated useful lives, whichever is shorter. The costs of maintenance and repairs are charged to expense as incurred. Significant renewals and improvements are capitalized and depreciated over the remaining estimated useful lives of the related assets.
     Depreciation of property, plant and equipment is provided by the straight-line method as follows:

Buildings	30 – 40 years
Machinery and equipment	5 – 10 years
Computer equipment and software	3 – 10 years
Furniture and fixtures	5 years
Leasehold improvements	Remaining lease term
     SSG periodically reviews property, plant and equipment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable or their depreciation or amortization periods should be accelerated. When any such impairment exists, the related assets will be written down to their fair value.
     Intangible Assets. Trademarks relate to costs incurred in connection with the acquisition of licensing agreements for the use of certain trademarks and servicemarks in conjunction with the sale of SSG’s products. Other intangible assets are classified as other assets and consist principally of deposits, capitalized loan and financing fees and patents. Capitalized loan and financing fees are amortized over the term of the credit agreement.
     Amortization of intangible assets is provided by the straight-line method over their estimated lives as follows:

Trademarks and servicemarks	5 – 40 years
Patents	7 – 11 years
     Composition and weighted average life of intangible assets is as follows at March 31, 2005:

				Weighted
	Cost	Accumulated		average
	basis	amortization	Net	life - years
Patents and other intangibles	$452,651	$(427,054)	$25,597	10
Loan fees	$361,241	$(338,925)	$22,316	3
Trademarks	$3,936,365	$(1,221,612)	$2,714,753	39
     SSG periodically assesses the recoverability of the carrying value of intangible assets in relation to projected undiscounted cash flows. Based on SSG’s assessment, investments in intangible assets have

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
not been impaired as of March 31, 2005. The cost of intangible assets and related accumulated amortization are removed from SSG’s accounts during the year in which they become fully amortized. Amortization expense was approximately $201,000 for the year ended March 31, 2005.
     Future estimated annual amortization of intangible assets is as follows:

2006	$112,463
2007	107,239
2008	106,089
2009	105,458
2010	105,458
Thereafter	2,225,959

Total	$2,762,666

     Income Taxes. Deferred tax assets and liabilities are determined based upon the estimated future tax effects of the differences in the tax bases of existing assets and liabilities and the related financial statement carrying amounts, using currently enacted tax laws and rates in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Deferred tax assets have been recorded, net of a valuation allowance which reflects the extent to which management believes it is more likely than not that such assets will be realized. (See Note 6).
     Customer Deposits. Purchases of certificates are recorded as customer deposits until they are redeemed by the customer for product purchases.
     Revenue Recognition. SSG’s policy is to recognize revenue upon shipment of inventory, net of an estimate for possible returns based upon its historical return rate. Subject to certain limitations, customers have the right to return product within 30 days if they are not completely satisfied. Revenues include amounts billed to a customer related to shipping and handling. Shipping and handling costs (freight costs) are included in SSG’s determination of its total cost of sales.
     Stock-based Compensation. SSG has a stock option plan under which certain officers and employees have been granted options. All the options have been granted with exercise prices equal to the market value of the shares at the time of the grant and expire on the tenth anniversary of the grant date. Stock-based compensation is measured in accordance with the provisions of Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees” and related interpretations. Accordingly, no compensation expense is recognized for fixed option plans because the exercise prices of employee stock options equal or exceed the market prices of the underlying stock on the dates of grant.
     The following table summarizes the impact on reported results if SSG had applied the fair value based method and recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock based employee compensation:

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)

	Three months ended
	June 30, 2005	June 30, 2004	March 31, 2005
	(unaudited)	(unaudited)
Net income, as reported	$621,492	1,296,424	$2,059,178
Deduct: Total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects	(3,850)	(1,156)	(128,571)

Pro forma net income	$617,642	$1,295,268	$1,930,607

Pro forma basic earnings per share	$0.069	$0.145	$0.217

Pro forma diluted earnings per share	$0.067	$0.145	$0.213

     In December 2004, the FASB issued Statement No. 123R, a revision to SFAS No. 123. SFAS No. 123R eliminates the alternative to use the Accounting Principles Board Opinion 25’s (Opinion 25) intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued. SFAS No. 123R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service, in exchange for the award — the requisite service period (usually the vesting period). As of the required effective date, companies that used the fair value based method for either recognition or disclosure under SFAS No. 123 will apply SFAS No. 123R using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant date fair value of those awards calculated under SFAS No. 123 for either recognition or pro forma disclosure. SFAS No. 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. SSG expects to adopt this pronouncement in fiscal year 2006. The impact of adopting this statement for the previous fiscal year would have been approximately equivalent to the SFAS 123 pro forma adjustments to net income noted above. The impact on future periods is dependent upon the number and the terms of future option grants.
3. Earnings per common share:
     Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities convertible or exercisable into shares of common stock were converted or exercised into common stock.

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
     The following table sets forth the computation of basic and diluted earnings per share:

	June 30, 2005	June 30, 2004	March 31, 2004
	(unaudited)	(unaudited)
Numerator:
Net income	$621,492	$1,296,424	$2,059,178

Denominator:
Weighted average common shares — basic	8,917,211	8,917,211	8,917,211

Effect of dilutive securities:
Employee stock options	280,574	298	137,611

Weighted average common shares — diluted (1)	9,197,785	8,917,509	9,054,822

Earnings Per Share Calculations:
Basic	$0.070	$0.145	$0.231

Diluted (1)	$0.068	$0.145	$0.227

(1)	The number of stock options that were considered out-of-the money for the purposes of the diluted earnings per share calculation for the twelve months ended March 31, 2005 was 154,992.
4. Stockholders’ equity:
     Stock Options. SSG maintains a stock option plan that provides up to 2,000,000 shares of common stock for awards of incentive and non-qualified stock options to directors and employees. Under the stock option plan, the exercise price of options will not be less than: (i.) the fair market value of the common stock at the date of grant; or (ii.) not less than 110% of the fair market value for incentive stock options granted to certain employees, as more fully described in the Amended and Restated Stock Option Plan. Options expire ten years from the grant date, or five years from the grant date for incentive stock options granted to certain employees, or such earlier date as determined by the Board of Directors (or a Stock Option Committee comprised of members of SSG’s Board of Directors).
     The following table contains transactional data for SSG’s stock option plan:

		Weighted Average
	Shares	Exercise Price
Outstanding at March 26, 2004	241,817	$6.57

Granted	391,250	$1.08
Forfeited	(71,825)	$4.33

Outstanding at March 31, 2005	561,242	$3.02

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
     The following table summarizes information about stock options outstanding at March 31, 2005:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted
		Remaining	Average		Weighted
Range of	Amount	Contractual	Exercise	Amount	Average
Exercise Price	Outstanding	Life	Price	Exercisable	Exercise Price
$0.95 — $2.75	406,250	9.16	$1.13	297,917	$1.15
$6.13 — $7.50	57,617	3.81	$7.19	57,617	$7.19
$7.13 — $9.44	97,375	4.23	$8.41	97,375	$8.41

	561,242	7.75	$3.02	452,909	$3.48

     All options granted under the stock option plan contain exercise prices equal to or greater than the fair market value of SSG’s stock on the date of the grant.
     As of March 31, 2005, 452,909 of the total options were fully vested.
     Pro forma information regarding net income (loss) has been determined as if SSG had accounted for employee stock options subsequent to December 31, 1995 under the fair value method. The fair value for those options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: (i.) risk-free interest rates of 4.00% for fiscal year 2005; (ii.) dividend yield of 0%; (iii.) expected volatility of 54%; and (iv.) weighted average expected life for each option of 5 years. The weighted average fair value of employee stock options granted in 2005 is $1.08. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period.
5. Notes payable and capital lease obligations:
     As of March 31, 2005 notes payable and capital lease obligations consisted of the following:

2005
Note payable under revolving line of credit, interest ranging from prime minus 0.25% to prime plus 1.0% (5.5% at March 31, 2005) and LIBOR (5.07% at March 31, 2005) due October 31, 2007 and collateralized by substantially all assets.	$3,009,818

Capital lease obligation, interest at 9%, payable in installments of principal and interest through August 2005	25,202

Total	$3,035,020
Less — current portion	(25,202)

Long-term debt and capital lease obligations, net	$3,009,818

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
     Credit Facilities. SSG has an amended Loan and Security Agreement with Congress Financial Corporation to finance its working capital requirements through October 31, 2007. This agreement provides for revolving loans and letters of credit which, in the aggregate, cannot exceed the lesser of $20 million or a “Borrowing Base” amount based on specified percentages of eligible accounts receivable and inventories. SSG is required to maintain certain net worth levels and as of March 31, 2005 SSG was in compliance with this requirement. As of March 31, 2005, SSG had total available borrowings under its senior credit facility of approximately $13.5 million of which approximately $3.0 million were outstanding. A 0.25% commitment fee is payable on any unused portion of the credit facility up to $15 million. Amounts outstanding under the senior credit facility are secured by substantially all the assets of SSG. Pursuant to the Loan and Security Agreement, SSG is restricted from, among other things, paying cash dividends and entering into certain transactions without the lender’s prior consent.
     Maturities of SSG’s capital lease obligations and borrowings under the senior credit facility as of March 31, 2005, by fiscal year and in the aggregate, are as follows:

2006	$25,202
2007	—
2008	3,009,818
2009	—
2010	—
Thereafter	—

Total	$3,035,020

     As of March 31, 2005 the carrying value of SSG’s long-term debt approximates its fair value due to the variable nature of interest rates charged.
6. Income Taxes:
     As of March 31, 2005 the components of the net deferred tax assets and liabilities are as follows:

2005
Deferred tax assets:
Inventories	$1,042,184
Intangible assets	863,883
Accrued liabilities	103,273
Bad debt allowance	137,604
Net operating loss carryforwards	7,214,386
Tax credit carryforwards	486,236

Total deferred tax assets	9,847,566
Valuation allowance for deferred tax assets	(5,385,562)

Deferred tax assets, net of valuation allowance	4,462,004

Deferred tax liabilities:
Depreciation expense	(1,075,143)

Total deferred tax liabilities	(1,075,143)

Total net deferred tax assets	$3,386,861

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
     SSG has net operating loss carryforwards of approximately $19.8 million that can be used to offset future taxable income, can be carried forward for 15 to 20 years and begin expiring in 2012. Management believes it is more likely than not that the net deferred tax assets will be realized through tax planning strategies available in future periods and future profitable operating results. The amount of the deferred tax asset considered realizable, however, could be reduced or eliminated in the near term if certain tax planning strategies are not successfully executed or estimates of future taxable income during the carryforward period are reduced.
     The provision for income taxes in the accompanying statements of operations for the fiscal year ended March 31, 2005 differ from the statutory federal rate as follows:

2005
Income tax at statutory federal rate	$703,206
Permanent differences	14,542
State income taxes, net of federal effect	64,449
Change in valuation reserve	(794,855)
Other	12,658

Income tax expense	$—

7. Commitments and contingencies:
     Leases. SSG leases a significant portion of its office, warehouse, distribution, fulfillment, computer equipment and manufacturing locations under non-cancelable operating leases with terms ranging from one to five years. The majority of these leases contain renewal options that extend the leases beyond the current lease terms.
Future minimum lease payments under non-cancelable operating leases for office, warehouse, computer equipment and manufacturing locations, with remaining terms in excess of one year are as follows:

2006	$1,640,203
2007	1,184,998
2008	862,074
2009	—
2010	—
Thereafter	—

Total	$3,687,275

     Rent expense was approximately $1,727,000 for the fiscal year ended March 31, 2005.
     Product Liability and Other Claims. Because of the nature of its products and industry, SSG is periodically subject to product liability claims resulting from personal injuries. From time to time SSG may become involved in various lawsuits incidental to its business, some of which may relate to injuries allegedly resulting in substantial permanent paralysis. Significantly increased product liability claims

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
continue to be asserted successfully against manufacturers throughout the United States resulting in general uncertainty as to the nature and extent of manufacturers’ and distributors’ liability for personal injuries.
     There can be no assurance that SSG’s general product liability insurance will be sufficient to cover any successful claim made against it. In SSG’s opinion, any ultimate liability arising out of currently pending product liability and other claims will not have a material adverse effect on its financial condition or results of operations. However, any claims which result in ultimate liability substantially in excess of its insurance coverage, or which is not covered by insurance, could have such a material adverse effect.
8. Employees’ Savings Plan:
     Effective June 1, 1993, SSG established a defined contribution profit sharing plan (SSG “401(k) Plan”) for the benefit of eligible employees. All employees with 90 days of service and who have attained the age of 21 are eligible to participate in the 401(k) Plan. Employees may contribute up to 20% of their compensation, subject to certain limitations, which qualifies under the compensation deferral provisions of Section 401(k) of the United States Internal Revenue Code.
     SSG’s 401(k) Plan contains provisions that allows it to make discretionary contributions during each plan year. There have been no employer contributions for the fiscal year ended March 31, 2005. SSG pays all administrative expenses of the 401(k) Plan.
9. Discontinued operations:
     In July 2003, SSG discontinued operations at its team dealer located in Little Rock, Arkansas. In October 2003, SSG sold substantially all of the assets at that location (other than cash and accounts receivable). In October 2003, SSG discontinued operations at its team dealer located in Enid, Oklahoma, and in November 2003, SSG sold substantially all the assets (other than cash and accounts receivable) of its team dealer located in Wichita, Kansas.
     On November 18, 2003, SSG sold all of the issued and outstanding capital stock of ATEC for $10,517,000. This sale resulted in a gain of $3,792,382 (net of deferred taxes of $2,220,963). The proceeds received from the sale were used to pay down outstanding debt.

SPORT SUPPLY GROUP INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005 (June 30, 2005 and 2004 — unaudited)
     The following table represents the results of these discontinued operations, net of related income taxes:

Fiscal Year Ended
March 31, 2005
Net revenues — ATEC	$—
Net revenues — Team Dealers	—

Income from operations — ATEC	—
Loss from operations — Team Dealers	—
Loss on sale of Team Dealers	—
Gain on sale of ATEC, net of tax	50,018

Total discontinued operations, net	$50,018

10. Related Party Transactions:
     Effective March 1997, SSG entered into a Management Services Agreement with Emerson, under which each company provides various managerial and administrative services to the other company for fees which in management’s estimation reflect arms length terms. For the fiscal year ended March 31, 2005 SSG billed Emerson pursuant to the management services agreement fees of approximately $354,000 while Emerson billed SSG management service agreement fees of approximately $148,000.
11. Subsequent Events:
     On July 1, 2005, Emerson completed the sale of its 53.2% of the outstanding capital stock of SSG to Collegiate Pacific, Inc. (“CPI”), a public company (AMEX: BOO), for $32,000,000. Further, on September 8, 2005, SSG announced it entered into an Agreement and Plan of Merger pursuant to which CPI will acquire the remaining 46.8% of SSG that it does not already own. Under the terms of the merger agreement, SSG will be merged with and into CPI, with CPI as the surviving corporation. Each SSG stockholder will receive 0.56 shares of CPI common stock for each share of SSG common stock. The Company’s shares were valued at $6.74 per share to determine the exchange ratio, which is the same per share price CPI paid in cash for its purchase of 53.2% of SSG on July 1, 2005.

Item 9.01. Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
     The following unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of Collegiate Pacific and SSG. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2005, has been presented as if the acquisition of SSG had been consummated as of that date. The unaudited pro forma condensed consolidated statement of income for the year ended June 30, 2005, has been presented as if the acquisition had been consummated as of July 1, 2004. Under the terms of a Stock Purchase Agreement, dated July 1, 2005, Collegiate Pacific acquired 4,746,023 shares of the common stock of SSG, or 53.2% of SSG’s outstanding capital stock, from Emerson Radio Corp. and Emerson Radio (Hong Kong) Limited for a total price of $32.0 million.
     The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of SSG in accordance with the purchase method of accounting for business combinations and are based upon the assumptions and adjustments described in the accompanying notes. The purchase accounting adjustments reflect the final fair values of the net assets acquired and liabilities assumed.
     The pro forma adjustments do not reflect any operating efficiencies and cost savings that Collegiate Pacific may achieve with respect to the acquisition. The pro forma adjustments also do not include any adjustments to historical revenues for any new products which may be developed and marketed in the future nor for any future price changes for existing products. The pro forma adjustments do not include any adjustments to historical amounts for cost of sales, sales and marketing, or general and administrative expenses for any future operating changes.
     The unaudited pro forma condensed consolidated financial results are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated at that date, or at the beginning of the period for which such transactions have been given effect, nor of the consolidated results of future operations.

COLLEGIATE PACIFIC, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of June 30, 2005

	Collegiate	Sport Supply	Pro Forma			Pro Forma
	Pacific	Group	Adjustments			Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,325,716	$863,887	$(32,256,952)	(a	)	$8,932,651
Accounts receivable, net	18,131,753	10,826,894	—			28,958,647
Inventories, net	17,446,556	16,299,531	470,469	(a	)	34,216,556
Current portion of deferred income taxes	741,209	1,257,052	(1,257,052)	(a	)	741,209
Prepaid income taxes	498,336	—	—			498,336
Prepaid expenses and other current assets	601,439	349,568	—			951,007

Total current assets	77,745,009	29,596,932	(33,043,535)			74,298,406
DEFERRED CATALOG EXPENSES, net	—	879,255	—			879,255
PROPERTY AND EQUIPMENT:
Property and equipment, net	1,501,096	5,518,374	3,373,173	(a	)	10,392,643
OTHER ASSETS:
Deferred debt issuance costs	3,017,427	—	—			3,017,427
Intangible assets	2,198,417	2,693,845	5,697,155	(a	)	10,589,417
Goodwill	24,192,455	—	11,754,547	(a	)	35,947,002
Deferred income taxes	—	2,129,809	(2,129,809)	(a	)	—
Other assets, net	409,068	311,060	—			720,128

Total assets	$109,063,472	$41,129,275	$(14,348,469)			$135,844,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,782,479	$7,653,363	$—			$17,435,842
Accrued liabilities	1,724,783	1,545,334	1,100,000	(a	)	4,370,117
Dividends payable	255,144	—	—			255,144
Accrued interest	250,000	—	—			250,000
Current portion of long-term debt	329,867	25,202	—			355,069

Total current liabilities	12,342,273	9,223,899	1,100,000			22,666,172
DEFERRED TAX LIABILITY	779,529	—	—			779,529
LONG-TERM DEBT	50,448,153	2,866,901	—			53,315,054
MINORITY INTEREST IN SUBSIDIARY	—	—	13,590,006	(a	)	13,590,006
STOCKHOLDERS’ EQUITY:
Common stock	102,058	93,624	(93,624)	(a	)	102,058
Additional paid-in capital	41,911,008	48,101,331	(48,101,331)	(a	)	41,911,008
Retained earnings	4,137,902	(15,355,198)	15,355,198	(a	)	4,137,902
Treasury stock	(657,451)	(3,801,282)	3,801,282	(a	)	(657,451)

Total stockholders’ equity	45,493,517	29,038,475	(29,038,475)			45,493,517

Total liabilities and stockholders’ equity	$109,063,472	$41,129,275	$(14,348,469)			$135,844,278

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of June 30, 2005
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 consists of the following information:
1.	The audited historical consolidated balance sheet of Collegiate Pacific Inc. and Subsidiaries as of June 30, 2005, as reported in the Company’s Form 10-KSB for the fiscal year ended June 30, 2005.

2.	The unaudited historical balance sheet of Sport Supply Group Inc. and Subsidiaries as of June 30, 2005.

3.	Pro forma adjustments.
PRO FORMA ADJUSTMENTS:
(a)	Represents the adjustments to give effect to Collegiate Pacific’s acquisition of 53.2% of the outstanding capital stock of SSG using the purchase method of accounting as if the acquisition had been consummated on June 30, 2005. A summary of the adjustments is as follows:
Purchase price:

Cash	$32,000,000
Transaction costs	256,952

Total purchase price	$32,256,952

Allocation of purchase price based on fair values of assets and liabilities acquired:

Current assets, including cash, accounts receivable and inventories	$29,689,604
Property, plant and equipment	8,891,547
Other assets	311,060
Intangible asset — goodwill	11,754,547
Identifiable intangible asset — trademark	2,606,500
Identifiable intangible asset — non-compete agreements	3,200,000
Identifiable intangible asset — customer relationships	1,320,000
Identifiable intangible asset — customer database	660,000
Identifiable intangible asset — significant contracts	327,000
Identifiable intangible asset — contractual backlog	221,000
Identifiable intangible asset — photo library	42,600
Identifiable intangible asset — bid database calendar	13,900

Current liabilities, including accounts payable and accrued liabilities	(9,223,899)
Severance payment liability	(1,100,000)
Long-term debt	(2,866,901)
Minority interest in subsidiary	(13,590,006)

Fair market value of assets and liabilities acquired	$32,256,952

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the year ended June 30, 2005

	Collegiate	Sport Supply	Pro Forma			Pro Forma
	Pacific	Group	Adjustments			Consolidated
Net sales	$106,339,351	$89,987,787	$—			$196,327,138
Cost of sales	70,001,153	64,026,953	(812,862)	(a	)	133,215,244

Gross profit	36,338,198	25,960,834	812,862			63,111,894

Selling, general, and administrative expenses	28,744,425	23,736,328	2,039,429	(b	)	54,520,182

Operating profit	7,593,773	2,224,506	(1,226,567)			8,591,712

Other income (expense):
Interest income	580,862	—	—			580,862
Interest expense	(2,160,281)	(209,823)	—			(2,370,104)
Other	174,644	(5,523)	—			169,121

Total other expense	(1,404,775)	(215,346)	—			(1,620,121)

Income from continuing operations before minority interest in subsidiary and provision for income taxes	6,188,998	2,009,160	(1,226,567)			6,971,591

Minority interest in subsidiary	—	—	366,254	(c	)	366,254

Income from continuing operations before provision for income taxes	6,188,998	2,009,160	(1,592,821)			6,605,337

Provision for income taxes	2,410,394	—	162,372	(d	)	2,572,766

Income from continuing operations	3,778,604	2,009,160	(1,755,193)			4,032,571

Income from discontinued operations, net of taxes	—	50,018	(50,018)	(e	)	—

Net income	$3,778,604	$2,059,178	$(1,805,211)			$4,032,571

Weighted average number of shares outstanding:
Basic	10,031,314					10,031,314

Diluted	10,279,185					10,279,185

Net income per share common stock — basic	$0.38					$0.40

Net income per share common stock — diluted	$0.37					$0.39

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income.

COLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF INCOME
For the year ended June 30, 2005
The unaudited pro forma condensed consolidated statement of income for the year ended June 30, 2005, consists of the following information:
1.	The audited historical consolidated statement of income for Collegiate Pacific Inc. and Subsidiaries for the fiscal year ended June 30, 2005, as reported in the Company’s Form 10-KSB for the fiscal year ended June 30, 2005.

2.	The audited historical consolidated statement of income for Sport Supply Group and Subsidiaries for the fiscal year ended March 31, 2005.

3.	Pro forma adjustments.
PRO FORMA ADJUSTMENTS:
(a)	The pro forma adjustment to cost of sales consists of the following:
a.	the recognition of expense related to the write up of SSG’s inventory balance at the date of purchase in the amount of $470,469; and

b.	the reclassification of certain overhead expenses in the amount of $1,283,331 to selling, general and administrative expenses to conform to Collegiate Pacific’s method of accounting for these costs.
(b)	The pro forma adjustment to selling, general and administrative expenses consists of the following:
a.	the reclassification of certain overhead expenses in the amount of $1,283,331 from cost of sales to conform to Collegiate Pacific’s method of accounting for these costs;

b.	the reversal of amortization expense in the amount of $121,420 which is related to the trademark intangible asset that was adjusted to fair market value at the date of acquisition and assigned an indefinite useful life;

c.	the recognition of $977,233 in amortization expense related to the identifiable intangible assets that were recorded on the date of acquisition; and

d.	a $99,715 reduction in deprecation expense related to property, plant and equipment that was adjusted to fair market value and assigned new useful lives at the date of acquisition.
(c)	This pro forma adjustment is to reflect the elimination of 46.8% of net income before provision for income taxes for the minority interest in SSG.

(d)	This pro forma adjustment is to reflect the recognition of a provision for income taxes at a 39% effective rate.

(e)	This pro forma adjustment is to reflect the elimination of net income from discontinued operations, net of taxes.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
     (c) Exhibits.

2.1	Stock Purchase Agreement, dated as of July 1, 2005, by and among Collegiate Pacific Inc., Emerson Radio Corp. and Emerson Radio (Hong Kong) Limited. Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 8, 2005.

23*	Consent of BDO Seidman, LLP.

99.1**	Press Release of Collegiate Pacific Inc., dated July 1, 2005. Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated July 5, 2005.

*	Filed herewith.

**	Furnished and not filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2005	COLLEGIATE PACIFIC INC.
	By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
2.1	Stock Purchase Agreement, dated as of July 1, 2005, by and among Collegiate Pacific Inc., Emerson Radio Corp. and Emerson Radio (Hong Kong) Limited. Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 8, 2005.

23*	Consent of BDO Seidman, LLP.

99.1**	Press Release of Collegiate Pacific Inc., dated July 1, 2005. Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated July 5, 2005.

*	Filed herewith.

**	Furnished and not filed.